[CAPITOL FEDERAL FINANCIAL LETTERHEAD]

December 28, 2001

Dear Fellow Shareholder:

            On behalf of the Board of Directors and management of Capitol Federal Financial, we cordially invite you to attend the annual meeting of Capitol Federal Financial shareholders. The meeting will be held at 10:00 a.m. local time on Tuesday, January 22, 2002 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas.

            We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

            Your Board of Directors and management are committed to the success of Capitol Federal Financial and the enhancement of your investment. As Chairman of the Board and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours, JOHN C. DICUS Chairman of the Board and Chief Executive Officer

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[CAPITOL FEDERAL FINANCIAL LETTERHEAD]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 22, 2002

            NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Capitol Federal Financial will be held as follows:

TIME	10:00 a.m. local time Tuesday, January 22, 2002
PLACE	Bradbury Thompson Center Washburn University Campus 1700 S.W. Jewell Topeka, Kansas
ITEMS OF BUSINESS
  The election of three directors of Capitol Federal Financial.

  The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2002.

RECORD DATE	Holders of Capitol Federal Financial common stock of record at the close of business on December 7, 2001, are entitled to vote at the annual meeting or any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for your inspection at our executive offices during the 20 days prior to the meeting, as well as at the meeting.
PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS JOHN C. DICUS Chairman of the Board and Chief Executive Officer

Topeka, Kansas
December 28, 2001

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CAPITOL FEDERAL FINANCIAL
700 Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341

PROXY STATEMENT

INTRODUCTION

            The Capitol Federal Financial Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Capitol Federal Financial for use at the company's upcoming annual meeting of shareholders. The annual meeting of shareholders will be held at 10:00 a.m. local time on Tuesday, January 22, 2002 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas. At the meeting, shareholders will be asked to vote on two proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Capitol Federal Financial is referred to in this proxy statement from time to time as "Capitol Federal Financial" or the "Company."

            By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company's Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

            This proxy statement and the accompanying materials are being mailed to shareholders on or about December 28, 2001.

            Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

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INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

             At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	The election of three directors of Capitol Federal Financial.
Proposal 2.	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2002.

The shareholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

             The record date for the meeting is December 7, 2001. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Capitol Federal Financial common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 74,543,114 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

             If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Whether an item is discretionary is determined by the exchange rules governing your broker. Each of the proposals described in this proxy statement is considered a discretionary item under the Nasdaq Stock Market rules.

What if my shares are held in Capitol Federal Financial's employee stock ownership plan?

             We maintain an employee stock ownership plan which owns approximately 4.1 percent of Capitol Federal Financial's common stock. Employees of Capitol Federal Financial and our subsidiary, Capitol Federal Savings Bank, participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant's shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares "FOR" each of the proposals set forth in this proxy statement. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote such shares "FOR" each of the proposals set forth in this proxy statement. The trustee will vote the shares of Capitol Federal Financial common stock held in the employee stock ownership plan but not allocated to any participant's account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the meeting?

             A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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What if a quorum is not present at the meeting?

             If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

             1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

             2. You may vote by telephone. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

             3. You may vote on the internet. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

             4. You may vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Capitol Federal Financial common stock on December 7, 2001, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered shareholder?

             If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

             Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

  signing another proxy with a later date;
  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
  giving written notice of the revocation of your proxy to the Secretary of Capitol Federal Financial prior to the annual meeting; or
  voting in person at the annual meeting.

             If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

             If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

  FOR the election of the three director nominees to Capitol Federal Financial's Board of Directors; and
  FOR ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2002.

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Will any other business be conducted at the annual meeting?

             The Board of Directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

             Director nominees who receive the highest number of votes for the positions to be filled will be elected. Ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by shareholders of Capitol Federal Financial common stock. Capitol Federal Savings Bank MHC, which owns 70% of Capitol Federal Financial's outstanding common stock, intends to vote its shares in favor of each of the director nominees and in favor of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2002.

How will abstentions be treated?

             If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. In addition, if you abstain from voting on a proposal, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

How will broker non-votes be treated?

             Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will have the following effects:

Proposal 1.	Broker non-votes will have no effect on the election of directors.
Proposal 2.	Broker non-votes will not be counted in determining the number of shares necessary for ratification of the appointment of the Company's independent auditors and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for the approval of this proposal.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

             The following table presents information regarding the beneficial ownership of Capitol Federal Financial common stock as of December 7, 2001, by:

  those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than five percent of the outstanding common stock of Capitol Federal Financial;

  each director of Capitol Federal Financial;

  each officer of Capitol Federal Financial named in the "Summary Compensation Table" appearing below; and

  all of the executive officers and directors of Capitol Federal Financial as a group.

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             The persons named in the following table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as that of Capitol Federal Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Capitol Federal Financial. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). As of December 7, 2001, there were 74,543,114 shares of Capitol Federal Financial common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding

Significant Shareholder
Capitol Federal Savings Bank MHC 700 Kansas Avenue Topeka, Kansas 66603(1)	52,192,817	70.0%

Directors and Executive Officers
B. B. Andersen, Director	121,000(2)	*
John C. Dicus, Chairman, Chief Executive Officer and Director	534,466(3)	*
John B. Dicus, President, Chief Operating Officer and Director	512,266(4)	*
Frederick P. Reynolds, Director	130,000(5)	*
Robert B. Maupin, Director	123,500(2)	*
Carl W. Quarnstrom, Director	94,000(5)	*
Marilyn S. Ward, Director	91,200(5)	*
Stanley F. Mick, Executive Vice President and Chief Lending Officer	97,360	*
Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	87,360	*
Larry K. Brubaker, Executive Vice President for Corporate Services	141,825(6)	*
Directors and executive officers of Capitol Federal Financial as a group (12 persons)	2,124,513(7)	2.9%

___________________

(1) As reported by Capitol Federal Savings Bank MHC in a Schedule 13D dated March 31, 1999, which reported sole voting and dispositive power with respect to 52,192,817 shares.

(2) Includes 20,000 shares subject to currently exercisable options or options exercisable within 60 days.

(3) The amount of shares beneficially owned by John C. Dicus includes 50,000 shares held in trust of which Mr. Dicus is the trustee and has shared voting and dispositive powers with his spouse. The amount also includes 200,000 shares subject to currently exercisable options or options exercisable within 60 days.

(4) The amount of shares beneficially owned by John B. Dicus includes 50,000 shares held in a trust of which Mr. Dicus is a beneficiary. The amount also includes 210,000 shares subject to currently exercisable options or options exercisable within 60 days.

(5) Includes 40,000 shares subject to currently exercisable options or options exercisable within 60 days.

(6) Includes 60,000 shares subject to currently exercisable options or options exercisable within 60 days.

(7) Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual's or group members' families, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes an aggregate of 709,000 shares of common stock issuable upon exercise of the directors' and executive officers' stock options.

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PROPOSAL I

ELECTION OF DIRECTORS

             Capitol Federal Financial's Board of Directors is composed of seven members, each of whom is also a director of Capitol Federal Savings. Approximately one-third of the directors are elected annually. Directors of Capitol Federal Financial are elected to serve for a three-year term or until their respective successors are elected and qualified.

             The following table sets forth certain information, as of September 30, 2001, regarding the composition of Capitol Federal Financial's Board of Directors, including each director's term of office. The Board of Directors, acting as the nominating committee, has recommended and approved the nomination of Robert B. Maupin, Carl W. Quarnstrom and Marilyn S. Ward to serve as directors, each for a term of three years expiring at the annual meeting of shareholders to be held in 2005. All of the nominees currently serve as directors of Capitol Federal Financial. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting "FOR" the election of the director nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of the substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age	Position(s) Held in Capitol Federal Financial	Director Since[1]	Term of Office Expires

NOMINEES

Robert B. Maupin	76	Director	1973	2005
Carl W. Quarnstrom	72	Director	1985	2005
Marilyn S. Ward	62	Director	1977	2005

DIRECTORS REMAINING IN OFFICE

John B. Dicus	40	President, Chief Operating Officer and Director	1989	2004
Frederick P. Reynolds	77	Director	1979	2004
B. B. Andersen	65	Director	1981	2003
John C. Dicus	68	Chairman, Chief Executive Officer and Director	1963	2003
____________________

1 Includes service as a director of Capitol Federal Savings.

            The business experience of each director of Capitol Federal Financial for at least the past five years is set forth below.

             Robert B. Maupin. Mr. Maupin is currently retired. He retired in 1991 as Capitol Federal Savings' Senior Executive Vice President and Chief Lending Officer, after working for Capitol Federal Savings for over forty years.

             Carl W. Quarnstrom. Mr. Quarnstrom is a partner in the law firm of Shaw, Hergenreter, Quarnstrom & Peters, L.L.P., located in Topeka, Kansas. The firm serves as general counsel for Capitol Federal Savings.

             Marilyn S. Ward. Since 1985, Ms. Ward has been Executive Director of ERC/Resource & Referral, a family resource center located in Topeka, Kansas.

             John B. Dicus. Mr. Dicus is President and Chief Operating Officer of Capitol Federal Savings and Capitol Federal Financial. He has served in these capacities for Capitol Federal Savings since 1996 and for Capitol Federal

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Financial since its inception in March 1999. Prior to that, he served as the Executive Vice President of Corporate Services for Capitol Federal Savings for four years. He has been with Capitol Federal Savings in various other positions since 1985. Mr. Dicus also serves on the Board of Directors of Oneok, a natural gas utility business headquartered in Tulsa, Oklahoma. He is the son of Mr. John C. Dicus.

             Frederick P. Reynolds. Mr. Reynolds is currently the Chairman of the Board of Sound Products, Inc., a music and sound system company located in Kansas City, Kansas. Over the last forty years, Mr. Reynolds has been an owner, operator and investor in radio stations, on both a local Topeka and national level, and in cable television in eastern Missouri.

             B.B. Andersen. Mr. Andersen has had a life long career in construction and development activities. He is currently involved in various real estate development projects in Colorado and Missouri.

             John C. Dicus. Mr. Dicus is Chairman of the Board of Directors and Chief Executive Officer of Capitol Federal Savings and Capitol Federal Financial. He has served in these capacities for Capitol Federal Savings since 1989 and for Capitol Federal Financial since its inception in March 1999. He has been associated with Capitol Federal Savings in various capacities since 1959, and served as President of Capitol Federal Savings from 1969 until 1996. Mr. Dicus also serves as a director for Western Resources, Inc., an electric utility and consumer services company located in Topeka, Kansas. He is the father of Mr. John B. Dicus.

Meetings and Committees of the Boards of Directors

             Meetings and Committees of Capitol Federal Financial. Meetings of Capitol Federal Financial's Board of Directors are generally held on a quarterly basis. For the year ended September 30, 2001, the Board of Directors met six times. During fiscal year 2001, no incumbent director of Capitol Federal Financial attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

             Capitol Federal Financial's Board of Directors has standing Executive, Compensation, Stock Benefit and Audit Committees. Since Capitol Federal Financial currently does not pay any salaries to its officers or employees, all compensation matters are addressed by Capitol Federal Savings.

             The members of the Boards of Capitol Federal Financial and Capitol Federal Savings are identical and serve the same function for both companies. The following is a summary of the principal committees of the Company's Board of Directors.

             The Executive Committee is comprised of John C. Dicus (Chairperson) and Directors John B. Dicus, Andersen and Maupin. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by applicable law. This committee is responsible for formulating and implementing policy decisions, subject to review by the entire Board of Directors. The Executive Committee did not meet during fiscal year 2001.

             The Compensation Committee is comprised of Directors Andersen (Chairperson), Ward, Quarnstrom, Maupin and Reynolds. The Compensation Committee is responsible for reviewing all issues pertaining to executive compensation and also for reviewing and recommending all changes in employee benefit plans. In fiscal year 2001, this committee met twice at the Company level; the Compensation Committee for Capitol Federal Savings, which serves the same function and has the identical makeup, also met twice during fiscal year 2001.

             The Stock Benefit Committee is comprised of Directors Andersen (Chairperson) and Ward. The Stock Benefit Committee is principally responsible for overseeing Capitol Federal Financial's Stock Option and Incentive Plan and its Recognition and Retention Plan. This committee met twice during fiscal year 2001.

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             The Audit Committee of Capitol Federal Financial operates under a written charter adopted by the full Board of Directors. The Audit Committee is composed of Directors Ward (Chairperson), Andersen, Maupin and Reynolds, all of whom are "independent directors" as defined in the Nasdaq Stock Market rules. This committee is responsible for the review of the Company's annual audit report prepared by our independent auditors. The functions of the Audit Committee include:

  serving as an independent and objective party to monitor Capitol Federal Financial's reporting process and internal control systems;

  reviewing and appraising the audit efforts of Capitol Federal Financial's independent accountants and internal audit department;

  evaluating Capitol Federal Financial's quarterly financial performance as well as its compliance with laws and regulations; and

  providing an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

             In fiscal 2001, this committee met seven times.

             The entire Board of Directors of Capitol Federal Financial acts as the Nominating Committee for selecting nominees for election as directors. The Nominating Committee generally meets once a year to make nominations. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company's bylaws, nominations by shareholders must be delivered in writing to the Secretary of Capitol Federal Financial at least five days prior to the date of the annual meeting.

             Meetings and Committees of Capitol Federal Savings. Meetings of Capitol Federal Savings' Board of Directors are generally held on a monthly basis. For the year ended September 30, 2001, the Board of Directors met twelve times. During fiscal year 2001, no incumbent director of Capitol Federal Savings attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

             Capitol Federal Savings' Board of Directors has standing Executive, Compensation and Audit Committees. The entire Board acts as its Nominating Committee.

             Capitol Federal Savings' Executive Committee exercises the power of the Board of Directors between Board meetings, to the extent permitted by applicable law. The Executive Committee did not meet during fiscal year 2001.

             Capitol Federal Savings' Compensation Committee is responsible for reviewing all issues pertaining to executive compensation and for recommending all changes to employee benefit plans. The Compensation Committee met twice during fiscal year 2001.

             Capitol Federal Savings' Audit Committee oversees the audit program for Capitol Federal Savings and meets periodically with its accounting firm in order to review the annual audit. The Audit Committee, which has the identical makeup as the Audit Committee of Capitol Federal Financial, met four times during fiscal year 2001.

             The entire Board of Directors of Capitol Federal Savings acts as the Nominating Committee. The Nominating Committee reviews the terms of the directors and makes nominations for directors to be voted on by Capitol Federal Financial, as the sole shareholder of Capitol Federal Savings. The committee generally meets once a year to make nominations.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

             The members of the Boards of Directors of Capitol Federal Financial and Capitol Federal Savings are identical. During fiscal year 2001, each director of Capitol Federal Savings received a $1,000 monthly retainer, plus $1,000 for each meeting attended. In addition, each non-employee director received $500 per committee meeting attended in person and $250 per committee meeting attended telephonically.

Executive Compensation

             The following table sets forth information concerning the compensation paid by Capitol Federal Savings to the Chairman and Chief Executive Officer of Capitol Federal Financial and Capitol Federal Savings and the four other most highly compensated executive officers of Capitol Federal Savings during the fiscal year ended September 30, 2001. We will use the term "named executive officer" from time-to-time in this proxy statement to refer to the officers listed in the table below.

Summary Compensation Table

					Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compen- sation($)(1)	Restricted Stock Award ($)	Options (#)	LTIP Payouts ($)(2)	All Other Compen- sation

John C. Dicus, Chairman and Chief Executive Officer	2001	$627,000(3)	$330,165	$15,948(4)	$ ---	---	---	$ 97,477(8)
	2000	624,000(3)	106,287	15,948(4)	2,775,000(5)	500,000	---	86,196(8)
	1999	624,000(3)	99,477	23,754(4)	---	---	---	99,715(8)

John B. Dicus, President and Chief Operating Officer	2001	$325,500(3)	$132,983	$19,292(4)	$ ---	---	---	$105,877(8)
	2000	324,000(3)	52,107	19,292(4)	1,850,000(6)	525,000	---	94,596(8)
	1999	314,000(3)	46,391	19,292(4)	---	---	---	95,500(8)

Stanley F. Mick, Executive Vice President and Chief Lending Officer	2001	$261,300	$ 93,914	$8,148(4)	$ ---	---	---	$ 71,077(8)
	2000	260,000	49,106	8,148(4)	647,500(7)	150,000	---	59,796(8)
	1999	256,000	46,443	8,148(4)	---	---	---	60,700(8)

Neil F. M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	2001	$231,150	$ 85,296	$5,086(4)	$ ---	---	---	$ 58,477(8)
	2000	230,000	38,335	5,086(4)	647,500(7)	150,000	---	47,196(8)
	1999	230,000	32,592	5,086(4)	---	---	---	48,100(8)

Larry K. Brubaker, Executive Vice President for Corporate Services	2001	$191,000	$ 68,418	$ ---	$ ---	---	---	$ 37,477(8)
	2000	190,000	37,383	---	647,500(7)	150,000	---	26,196(8)
	1999	186,500	35,462	---	---	---	---	27,100(8)

____________

(1) Does not include perquisites, which did not exceed the lesser of $50,000 or 10% of the named individuals' salary and bonus.

(2) Each of the named executive officers have elected to participate in Capitol Federal Financial's Deferred Incentive Bonus Plan. For additional information regarding this plan, see below under "Long-Term Incentive Plans - Awards in Last Fiscal Year" and "Compensation Committee Report on Executive Compensation" on page 12.

(3) Includes director fees for service on the Board of Directors of $24,000 for fiscal years 2001, 2000 and 1999.

(4) Represents the amount reimbursed for all or part of the tax liability resulting from the payment of premiums on life insurance policies pursuant to Executive Bonus Agreements for 2001, 2000 and 1999, respectively.

(5) Represents the aggregate dollar value on the date of grant of the 300,000 shares of Capitol Federal Financial's common stock awarded to John C. Dicus under the 2000 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first 20% of the award vesting on April 18, 2000, the date of grant, and the remaining shares vesting 20% annually on each succeeding anniversary of the date of grant, subject to Mr. Dicus' continued employment with Capitol Federal Financial. Mr. Dicus is entitled to receive all dividends paid on the restricted shares. At September 30, 2001, the aggregate dollar value of the remaining 180,000 shares subject to restriction was $3,439,800.

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(6) Represents the aggregate dollar value on the date of grant of the 200,000 shares of Capitol Federal Financial's common stock awarded to John B. Dicus under the 2000 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first 20% of the award vesting on April 18, 2000, the date of grant, and the remaining shares vesting 20% annually on each succeeding anniversary of the date of grant, subject to Mr. Dicus' continued employment with Capitol Federal Financial. Mr. Dicus is entitled to receive all dividends paid on the restricted shares. At September 30, 2001, the aggregate dollar value of the remaining 120,000 shares subject to restriction was $2,293,200.

(7) Represents the aggregate dollar value on the date of grant of the 70,000 shares of Capitol Federal Financial's common stock awarded to each of Messrs. Mick, McKay and Brubaker under the Company's 2000 Recognition and Retention Plan. The restricted stock awards vest in five equal annual installments with the first 20% of the award vesting on April 18, 2000, the date of grant, and the remaining shares vesting 20% annually on each succeeding anniversary of the date of grant, subject to each executive officer's continued employment with Capitol Federal Financial. Each of the executive officers is entitled to receive all dividends paid on the restricted shares. At September 30, 2001, the aggregate dollar value of the remaining 42,000 shares subject to restriction for each of these executive officers was $802,620.

(8) Amounts represent allocations under Capitol Federal Savings' profit sharing plan, allocations under Capitol Federal Savings' ESOP, and premiums on universal life insurance policies pursuant to Executive Bonus Agreements for the year ended September 30, 2001. These amounts, respectively, include $9,000, $28,477 and $60,000 for Mr. John C. Dicus; $9,000, $28,477 and $68,400 for Mr. John B. Dicus; $9,000, $28,477 and $33,600 for Mr. Mick; $9,000, $28,477 and $21,000 for Mr. McKay; and $9,000, $28,477 and $0 for Mr. Brubaker.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END

OPTION VALUES

             The following table summarizes for each of the named executive officers certain information relating to stock options held by them during fiscal year 2001 and the value of these options at September 30, 2001. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on September 30, 2001, which was $19.11 per share, based on the closing price of Capitol Federal Financial common stock as reported on the Nasdaq Stock Market. These values have not been, and may never be, realized because the options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Capitol Federal Financial common stock on the date of exercise. Unexercisable options are those which have not yet vested. No options were exercised during fiscal year 2001 by any of the named executive officers.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John C. Dicus, Chairman and Chief Executive Officer	---	---	200,000	300,000	$1,978,000	$2,967,000

John B. Dicus, President and Chief Operating Officer	---	---	210,000	315,000	2,076,900	3,115,350

Stanley F. Mick, Executive Vice President and Chief Lending Officer	---	---	60,000	90,000	593,400	890,100

Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	---	---	60,000	90,000	593,400	890,100

Larry K. Brubaker, Executive Vice President for Corporate Services	---	---	60,000	90,000	593,400	890,100

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LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

             The following table reflects phantom stock units awarded in fiscal 2001 under Capitol Federal Financial's Deferred Incentive Bonus Plan. Under this plan, the individual may defer up to fifty percent (or a maximum of $100,000) of their bonus awarded under the short-term performance plan.(1) The total amount deferred plus a fifty percent match by Capitol Federal Savings is deemed to be invested in Capitol Federal Financial common stock as of December 31st in the year prior to the award. The number of phantom stock units set forth below for each named executive officer reflects those units deemed purchased at a price of $16.75, the closing price of Capitol Federal Financial common stock on December 31, 2000. On December 31, 2003, the phantom stock units are deemed sold and each of the named executive officers will receive the amount deferred, the company match, the equivalent dividends paid on Capitol Federal Financial common stock during the three-year period, plus the appreciation, if any, of Capitol Federal Financial common stock. The payment of these benefits (except for the amount deferred) is subject to each named executive officer's continued employment through December 31, 2003.

	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout
John C. Dicus, Chairman and Chief Executive Officer	8,955	3 years

John B. Dicus, President and Chief Operating Officer	5,954	3 years

Stanley F. Mick, Executive Vice President and Chief Lending Officer	4,205	3 years

Neil F.M. McKay, Executive Vice President, Chief Financial Officer and Treasurer	3,819	3 years

Larry K. Brubaker, Executive Vice President for Corporate Services	3,063	3 years

______________________

(1) John C. Dicus, John B. Dicus, Stanley Mick, Neil McKay and Larry Brubaker have deferred $100,000, $66,492, $46,957, $42,648 and $34,209, respectively. The amounts deferred have been included in the bonus set forth for each of the named executive officers disclosed in the summary compensation table on page 9 of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

             Capitol Federal Financial's compensation plans and matters are administered by the Stock Benefit Committee and the Compensation Committee. The Stock Benefit Committee is composed of Directors Andersen and Ward. The Compensation Committee is composed of Directors Andersen, Ward, Maupin, Quarnstrom and Reynolds. Mr. Quarnstrom is a partner in the law firm of Shaw, Hergenreter, Quarnstrom & Peters, L.L.P. The firm receives a retainer fee to serve as general counsel for Capitol Federal Savings regarding real estate and litigation issues. The legal fees received by the law firm for professional services rendered to Capitol Federal Savings during fiscal year 2001 were $41,171.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

             The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capitol Federal Financial specifically incorporates it by reference in such filing.

             The Board of Directors of Capitol Federal Financial has furnished the following report on executive compensation:

             Capitol Federal Savings' executive compensation programs are administered by the Board's Compensation Committee ("Committee") comprised of the five non-employee directors. The Committee determines and maintains Capitol Federal's executive compensation policies and objectives and reviews and approves all issues pertaining to executive compensation. A separate Stock Benefit Committee administers Capitol Federal's Stock Option and Incentive Plan and Recognition and Retention Plan. The objective of Capitol Federal Savings' three compensation programs (base salary, short-term performance and long-term incentives) is to provide compensation which enables Capitol Federal Savings to attract, motivate and retain talented and dedicated executives, promote a team orientation toward the achievement of business objectives and goals and link the success of Capitol Federal Savings' executives with that of Capitol Federal Financial. It is the Committee's intent to tie individual compensation to specific performance criteria, including results of operations and benefits to stockholders.

Base Salary Compensation

             A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of Capitol Federal Savings' business objectives and to be highly competitive with base salaries paid for comparable positions in the national market by thrift institutions. The Committee annually utilizes comparative executive compensation information for stock thrift institutions and makes further comparisons with a selected peer group of institutions with similarities in asset size and operational conduct. The Committee also is cognizant of the salaries paid by other non-financial institution companies in Capitol Federal Savings' market areas with whom it believes Capitol Federal Savings competes for executives.

             Within the established base salary ranges, actual base salary is determined by Capitol Federal Savings' financial performance in relation to attainment of the financial goals set forth in the business plan, the annual forecast of operations and the three-year financial plan, as well as a subjective assessment of each executive's achievements of any individual objectives and managerial effectiveness. Base salary levels are targeted toward the mid-range of the comparable companies. The Committee annually reviews the performance of the Chief Executive Officer and other executive officers.

Short-Term Performance Plan

             The plan is structured so that the amounts of awards under the plan will vary based on the maximum opportunity, which is a percentage of base salary, established for each officer level. All elected and appointed officers of Capitol Federal Savings are eligible to participate in the plan. The Committee is responsible for establishing performance targets for each performance year which include both the institutional and personal performance criteria.

Long-Term Incentives

             A deferred incentive bonus plan for executive officers operates in conjunction with the short-term performance plan and is administered as an unfunded plan of deferred compensation.

             Participants may defer for a period of three years a portion of their award under the short-term performance plan, up to a maximum amount of $100,000. The total of the amount deferred plus a fifty percent Capitol Federal Savings match, shall be deemed to be invested in Capitol Federal Financial common stock at the closing price as of the December 31st immediately preceding the deferral date. If, as of the December 31st immediately preceding the end of the mandatory deferral period, the closing price for the stock is greater than the price when the initial value was

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determined, the difference in added value shall be converted to cash and added to the deferred amount, the Capitol Federal Savings match and the dividend equivalents during the deferral period and paid in cash on the distribution date.

             Capitol Federal Savings also maintains the 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan. Both plans were approved by shareholders in April 2000. The plans are designed to provide incentives for long-term positive performance by the executive officers to align their financial interests with those of Capitol Federal Financial and its shareholders and by providing the opportunity to participate in stock price appreciation, if any, which may occur after the date options or restricted stock awards are granted.

             The Stock Benefit Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards. Generally, both options and restricted stock awards vest in equal annual installments over a period of five years.

Chief Executive Officer

             John C. Dicus has been the chief executive officer of Capitol Federal Savings since January 1989. His base salary and his short-term performance award are established annually based on the information discussed above. Specific performance goals have not been used by the Committee in determining Mr. Dicus' base salary. Based on the review of his salary in relation to Capitol Federal's executive officers and peer groups, Mr. Dicus' base salary in this fiscal year was increased by 2.0 percent from the prior year. Factors considered in determining Mr. Dicus' specific base salary included his continuing leadership and contribution to corporate direction, management of operations and the overall profitability of Capitol Federal Savings. Going forward, the short-term performance plan provides for Mr. Dicus to receive a maximum opportunity award of sixty percent of base salary with performance based on 90 points for institutional financial criteria and 10 points on personal performance criteria. Under the long-term incentive stock plans, Mr. Dicus was vested in 100,000 stock options and 60,000 restricted shares in 2001.

             The foregoing report is furnished by the Compensation Committee of the Board of Directors.

             B. B. Andersen (Chairman)
            Robert B. Maupin
            Frederick P. Reynolds
            Carl W. Quarnstrom
            Marilyn S. Ward

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

             The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capitol Federal Financial specifically incorporates it by reference in such filing.

             Membership and Role of the Audit Committee. The Audit Committee consists of the following members of Capitol Federal Financial's Board of Directors: Marilyn S. Ward, B.B. Andersen, Robert B. Maupin and Frederick P. Reynolds. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

             The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting, auditing and reporting practices. The Audit Committee's primary duties and responsibilities are to (1) serve as an independent and objective party to monitor Capitol Federal Financial's financial reporting process and internal control system; (2) review and appraise the audit efforts of Capitol Federal Financial's independent accountants and internal audit department; (3) evaluate Capitol Federal Financial's quarterly financial performance as well as its compliance with laws and regulations; and (4) provide open avenues of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

             Review of the Audited Financial Statements for the Fiscal Year Ended September 30, 2001. The Audit Committee has reviewed and discussed the audited financial statements of Capitol Federal Financial for the fiscal year ended September 30, 2001 with Capitol Federal Financial management. The Audit Committee has discussed with Deloitte & Touche LLP, the independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

             The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

             Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Capitol Federal Financial's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the SEC.

             The foregoing report is furnished by the Audit Committee of the Board of Directors.

             Marilyn S. Ward (Chairperson)
            B. B. Andersen
            Robert B. Maupin
            Frederick P. Reynolds

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Shareholder Return Performance Presentation

            The line graph below compares the cumulative total shareholder return on Capitol Federal Financial's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period April 1, 1999 through September 28, 2001 (Capitol Federal Financial became a public company on March 31, 1999). The information presented below assumes $100 was invested on April 1, 1999 in Capitol Federal Financial's common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CAPITOL FEDERAL FINANCIAL,
NASDAQ MARKET INDEX AND SAVINGS AND LOAN INDUSTRY INDEX

	4/1/99	9/30/99	9/29/00	9/28/01
CAPITOL FEDERAL FINANCIAL	100.00	104.65	160.15	216.72
S&L INDEX	100.00	86.70	105.93	141.29
NASDAQ MARKET INDEX	100.00	110.58	151.27	61.98

Certain Transactions

             Capitol Federal Savings has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

             All loans we make to our directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of Capitol Federal Savings. Loans to all directors and executive officers and their associates totaled approximately $2.3 million at September 30, 2001, which was 0.2 % of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2001.

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PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

             The Board of Directors has renewed Capitol Federal Financial's arrangement for Deloitte & Touche LLP to be its independent auditors for the fiscal year ending September 30, 2002, subject to the ratification of the appointment by Capitol Federal Financial's shareholders. A representative of Deloitte & Touche LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Audit Fees

             Aggregate fees billed for the fiscal year ended September 30, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, for professional services rendered in connection with its audit and review of Capitol Federal Financial's consolidated financial statements were $225,990.

All Other Fees

             Other than audit fees, the aggregate fees billed to Capitol Federal Financial by Deloitte & Touche LLP for fiscal 2001 were $189,061. Capitol Federal Financial did not incur any fees related to financial information systems design and implementation.

             The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) in fiscal year 2001 by Deloitte & Touche LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence.

             The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2002.

SHAREHOLDER PROPOSALS

             In order to be eligible for inclusion in Capitol Federal Financial's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at the meeting must be received at Capitol Federal Financial's executive office at 700 Kansas Avenue, Topeka, Kansas 66603 no later than August 30, 2002.

             To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Capitol Federal Financial's executive office at least five days prior to next year's annual meeting. All shareholder proposals for inclusion in Capitol Federal Financial's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether included in Capitol Federal Financial's proxy materials), Capitol Federal Financial's Charter and Bylaws.

OTHER MATTERS

             The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

             Capitol Federal Financial will pay the costs of soliciting proxies. Capitol Federal Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of Capitol Federal Financial may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

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REVOCABLE PROXY

CAPITOL FEDERAL FINANCIAL
ANNUAL MEETING OF SHAREHOLDERS

January 22, 2002

            The undersigned hereby appoints the members of the Board of Directors of Capitol Federal Financial, and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Capitol Federal Financial which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on January 22, 2002 at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas at 10:00 a.m. central standard time, and at any and all adjournments or postponements thereof.

		FOR	WITH- HOLD	FOR ALL EXCEPT
Proposal I.	The election of ROBERT B. MAUPIN, CARL W. QUARNSTROM AND MARILYN S. WARD as directors for terms of three years.

            Should a director nominee be unable to serve as a director, an event that Capitol Federal Financial does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

Instructions: To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and write the name of the nominee on the line provided below for whom you wish to withhold your vote.

Proposal II.	The ratification of the appointment of Deloitte & Touche LLP as Capitol Federal Financial's independent auditors for the fiscal year ending September 30, 2002.

The Board of Directors recommends a vote "FOR" each of the above listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            This proxy may be revoked at any time before it is voted by delivering to the Secretary of Capitol Federal Financial, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Capitol Federal Financial's common stock, or by attending the meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

            The undersigned acknowledges receipt from Capitol Federal Financial, prior to the execution of this Proxy, of Notice of the Annual Meeting of Shareholders, a Proxy Statement dated December 28, 2001 and Capitol Federal Financial's Annual Report to Shareholders for the fiscal year ended September 30, 2001.

Dated: _______________________________
_____________________________________ PRINT NAME OF SHAREHOLDER	_____________________________________ PRINT NAME OF SHAREHOLDER
_____________________________________ SIGNATURE OF SHAREHOLDER	_____________________________________ SIGNATURE OF SHAREHOLDER
Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE